LOAN AND SECURITY AGREEMENT



                                     BETWEEN



                            CHARLES TOWN RACES, INC.



                                       AND




                            PNGI CHARLES TOWN GAMING

                            LIMITED LIABILITY COMPANY






                                DATED MAY 8, 1996





                                                                      DS1-303749
                                      1

                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (this "Loan Agreement") is made and effective as of the day of May, 1996, between Charles Town Races, Inc., a West Virginia corporation ("Borrower"), and PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company ("Lender").

                                   BACKGROUND


            Borrower is engaged in the business of conducting thoroughbred racing and simulcast wagering and related activities at the Premises (the "Business"). Borrower is a wholly-owned subsidiary of the Partnership.

            Lender has agreed to make available to Borrower a working capital line of credit of up to $1,250,000 (i.e., the "Line"), upon and subject to the terms and provisions hereof. Borrower has secured its obligations hereunder by granting to Lender a security interest in and lien on All Assets of Borrower, and granting to Lender the Mortgage.

            To induce Lender to enter into this Loan and Security Agreement and to make Advances to Borrower under the Line, the Partnership has agreed to guaranty Borrower's obligations hereunder pursuant to the Guaranty, and to secure the Partnership's obligations under the Guaranty pursuant to the Security Agreement, the Pledge, and the Mortgage, all of even date herewith.

            Borrower, Lender and Partnership have also agreed to enter into certain other agreements and make certain other arrangements, relating among other things to an option of Lender to acquire the Premises and the Business, as set forth in a separate agreement also of even date herewith (the "Cooperation Agreement").

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.  DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

      1.1 Defined Terms. Each initially capitalized term used herein shall have the meaning set forth below in this Paragraph 1.1 or as otherwise set forth herein for the purposes hereof and for each of the Loan Documents:

            "Advance" means any extension of credit by Lender to Borrower under the Line.

            "Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons controlled by, controlling or under common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

            "All Assets" means all assets, rights, interests, properties, and privileges of a Person including, but not limited to, leasehold interests, real property, accounts, accounts and notes receivable, inventory, furniture, fixtures, chattel paper, letters of credit, instruments, documents, supplies, machinery, equipment, customer lists, licenses, general intangibles, money, securities, contract rights and rights under other agreements and any other tangible or intangible personal property of such Person. All Assets of Borrower shall not include, however, any Licenses issued to Borrower by the West Virginia Racing Commission if the hypothecation of such licenses is prohibited by such Commission or would void such License.

            "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

            "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in West Virginia are authorized by law or regulation to close.

            "CERCLA"   means   the   Comprehensive    Environmental    Response,
Compensation, and Liability Act of 1980, as amended from time to time.

            "Closing" and "Closing Date" mean the date on which this Loan Agreement is fully executed.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.


            "Collateral" means the collateral of Borrower as defined in Section 3 of this Loan Agreement.

            "Designated Officer" means Peter M. Carlino, Chairman of PNGI/West Virginia, or any other person designated in writing by such Designated Officer as Lender's representative for the purpose of receiving notice under this Loan Agreement.
            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Financing Statements" means any and all financing statements, amendments or continuation statements required or appropriate to perfect and keep perfected any security interest created hereby or under any Loan Document pursuant to the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral.

            "Fiscal Year" means the fiscal year of Borrower, which ends on December 31 of each year.

            "Funding Date" means the Business Day on which an Advance is funded.

            "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date hereof or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

            "Guaranty" means that certain Limited Recourse Guaranty Agreement dated the date of this Loan Agreement between Lender and Partnership.

            "Indebtedness" means all amounts due from Borrower to Lender pursuant to Paragraph 1.4, Section 2 and Paragraph 3.1.4 hereof or otherwise arising out of or in connection with this Loan Agreement, or any other Loan Document, and all other indebtedness of Borrower to Lender whether now existing or hereafter incurred.

            "Interest Expense" means all payments by Borrower with respect to interest on the Indebtedness or any other obligation of Borrower on which interest is paid.

            "Lender's Costs" means all reasonable costs and expenses of any kind (including attorney's and other professionals' fees) paid or incurred by Lender in connection with the preservation, enforcement, defense and protection of Lender's rights, remedies, obligations and liabilities in any manner concerning this Loan Agreement, the Collateral or any other Loan Document, any transaction contemplated herein or any existing or future related agreements.


            "Lien" means any interest in property securing an obligation owed to, or a claim, right or interest of, any Person, whether created by agreement, statute, common law or judicial or governmental authority, action or proceeding, including, but not limited to, any security interest, lien, encumbrance, mortgage, assignment, pledge, conditional sale, lease, consignment or bailment.

            "Line" means the aggregate credit facility under which Borrower may request Advances, subject to the provisions of this Loan Agreement, up to the Maximum Available Credit.

            "Loan  Agreement"  means this Loan and Security  Agreement,  and any
schedules,   exhibits,   riders,   extensions,   supplements,   amendments   and
modifications to or restatements of this Loan and Security Agreement.

            "Loan Documents" means this Loan Agreement, the Note, the Guaranty, the Security Agreement, the Pledge, the Mortgage, and any other instrument or document executed in connection herewith or therewith, or which evidences or secures any extension of credit to Borrower.

            "Materially Adverse Change or Effect" means, the loss by any obligor of any right, privilege, license or agreement necessary for or the occurrence of any other event which would make impractical, the continued operation of the Business substantially as currently conducted, the loss of which is material and adverse, as determined by Lender in its reasonable discretion.

            "Maximum Available Credit" means One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars of principal outstanding at any time. Capitalized interest shall not be considered as principal for purposes of determining the Maximum Available Credit.

            "Mortgage" means that certain Mortgage dated the date of this Loan Agreement granted by the Partnership and Borrower to Lender with respect to the Partnership's fee interest in the Premises and with respect to Borrower's leasehold interest in the Premises.

            "Note" means the promissory note of Borrower in favor of Lender to evidence Borrower's repayment obligations under this Loan Agreement with respect to the Line.

            "Obligors" means Borrower and Partnership.

            "Obligations"   means  the   Indebtedness   and  all  covenants  and
agreements of Borrower contained herein or entered into in connection herewith.
            "Partnership" means Charles Town Racing Limited
Partnership, a West Virginia limited partnership of which Borrower is a wholly-owned subsidiary.

            "Permitted Liens" means the items set forth on Schedule B - Section 2 of that certain Commitment for Title Insurance of Lawyers Title Insurance Company dated effective March 22, 1996.

            "Person"  means  an  individual,  corporation,   partnership,  joint
venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Pledge" means that certain Pledge Agreement dated the date of this Loan Agreement between Lender and Partnership.

            "PNGI/West Virginia" means Penn National Gaming of West Virginia, Inc., a West Virginia corporation, and the Managing
Member of Lender.

            "Premises" means the approximately 250 acre property on which the Charles Town Racetrack and Shenandoah Downs are located and on which the Business is conducted, and which is owned by Partnership and leased to Borrower.

            "Prime Rate" means the prime rate of interest set forth in the Money Rates section of the New York edition of the Wall Street Journal, rounded up to the nearest one-eight, or if not published, then the prime rate of interest of One Valley Bank, Inc.

            "Restricted Payment" means any distribution or payment to any shareholder or Affiliate of Borrower and any redemption of any securities issued by Borrower, but not including arms-length transactions between Borrower and an Affiliate or any distributions to shareholders for the purpose of paying taxes on the income of Borrower.

            "Security Agreement" means that certain Security Agreement dated the date of this Loan Agreement between Lender and Partnership.

            "Termination Date" means, (a) if the Referendum (as defined in the Cooperation Agreement) passes (i) December 31, 1996 if Lender has not exercised the Option (as defined in the Cooperation Agreement) or (ii) the closing date with respect to the purchase and sale transaction contemplated by the Option if Lender has exercised the Option, or, (b) November 6, 1996 if the Referendum does not pass, or (c) as Borrower and Lender may mutually determine in writing, from time to time.

            "Unmatured Event of Default" means and refers to any event, act or occurrence which with the passage of time or giving of notice or both would become an Event of Default.


      1.2 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, including but not limited to capitalized terms not otherwise defined herein, pursuant to this Loan Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Loan Agreement.

      1.3 Business Day. Whenever any payment or other obligation hereunder, whether under the Note or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing time in Charles Town, West Virginia, unless specifically provided herein to the contrary.

      1.4 Lender's Costs. Borrower shall, upon the request of Lender, pay Lender the amount of all unpaid Lender's Costs within thirty days after such notice. Until paid, all past due and owing interest payments, fees and all past due Lender's Costs shall be deemed to be part of the principal balance of the Line, shall bear interest at the rate applicable to a then outstanding Advance, and shall be secured by the Collateral.

SECTION 2.  COMMERCIAL LINE OF CREDIT

      2.1 Commercial Line of Credit Facility Established. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Termination Date, Lender shall, upon Lender's approval of Borrower's Funding Request from time to time, extend one or more Advances, the aggregate of which outstanding at any time shall not exceed the Maximum Available Credit, to Borrower for Borrower's working capital needs.




      2.2 Line Interest Rate. Advances shall bear interest on the unpaid principal balance outstanding at any time from the Funding Date of each such advance to maturity (or repayment) at the floating interest rate of one and one-half percent (1.5%) per annum in excess of the Prime Rate (the "Line Interest Rate"). The Line Interest Rate shall be changed automatically on and as of the effective date of each change in the Prime Rate. Interest shall be calculated on the basis of a 360-day year, but charged for the actual number of days elapsed.

      2.3   Funding Requests.

            2.3.1 Form of Funding Requests. Borrower may request one or more Advances by submitting to Lender a completed and executed Funding Request ("Funding Request") in the form attached hereto as Schedule 2.3 no later than 11:00 A.M. five (5) days prior to the proposed Funding Date. Each Funding Request shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Advance, (iii) a detailed description of Borrower's proposed use of the Advance, and (iv) such other matters as Lender may request. The minimum amount of any such Advance shall be $10,000 with the amount of all such Advances to be in integral multiples of $10,000. Subject to the provisions of Section 2 hereof and Lender's approval of the Funding Request, Lender shall extend the Advance requested on the proposed Funding Date in accordance with such Borrower's Funding Requests.

            2.3.2 Approval of Funding Requests. Lender agrees that it shall approve the Advance set forth in a Funding Request if the Advance requested thereby is to be used to pay necessary and reasonable operating expenses of the Business. Lender shall not be required to, but in its sole and absolute discretion may, advance funds to be used by Borrower to pay taxes (whether or not delinquent) or to pay indebtedness or obligations guaranteed by any Obligor (or shareholder or partner of any Obligor) or as to which any Obligor (or shareholder or partner of any Obligor) has provided the creditor with security, and each Funding Request shall state whether the requested Advance will be used in whole or in part for any such purposes. No third party is intended to be a beneficiary of this provision (or of any other provision of this Loan Agreement).

      2.4 Maximum Available Credit. The aggregate amount of principal which Borrower may have outstanding under the Line at any time shall not exceed the Maximum Available Credit. Borrower agrees to immediately repay, without notice or demand, any principal balance of the Line in excess of the Maximum Available Credit.



      2.5   Principal and Interest Payments.

            2.5.1 Payment Terms. Until the Indebtedness is due, on the Termination Date or earlier as provided herein or in the Note, interest shall accrue on the principal balance outstanding under the Line from time to time. Anything to the contrary herein notwithstanding, all unpaid principal of the Line and all interest accrued thereon shall be paid in full by Borrower not later than the Termination Date (or earlier as provided herein or in the Note). Prior to the Termination Date, accrued interest shall be calculated monthly and capitalized, and constitute additional outstanding principal, provided however, such capitalized interest shall not be considered as principal for purposes of determining the Maximum Available Credit.

            2.5.2 Late Charges. Borrower shall pay Lender a late charge of five percent (5%) of any payment of principal or interest which is more than fifteen
(15) days overdue, provided however, late charges shall apply only as to payments of principal or interest due on or after November 6, 1996, and then only if the Referendum does not pass.


      2.6 Default Rate of Interest. Any principal payments on the Line not paid when due and, to the extent permitted by applicable law, any interest payment on the Line not paid when due, and any other amount due to Lender under this Loan Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is three percent (3%) per annum in excess of the applicable Line Interest Rate, provided however, the default rate of interest shall apply only as to payments of principal or interest due on or after November 6, 1996, and then only if the Referendum does not pass.

      2.7 Renewal. Lender may, in its sole discretion, renew the Line for such periods as shall be agreed upon by Borrower and Lender. Neither Lender nor Borrower is obligated to renew the Line.

      2.8 Prepayment. Borrower may prepay the Indebtedness, in whole at any time or in part from time to time, without penalty.

      2.9   Release of Collateral.

            2.9.1 Upon Repayment and Termination. Upon the repayment in full of all Obligations hereunder (or if Borrower has not at any time borrowed any funds hereunder), Borrower may terminate the Line by providing notice thereof to Lender. Upon such termination, Lender shall take (at Borrower's cost) any and all actions reasonably requested by Borrower which may be required to release the Collateral. In addition, Lender agrees that if the Referendum fails (or if the question of permitting video lottery games in Jefferson County, West Virginia is not placed on the ballot for the Referendum), Lender shall release the Collateral with respect to such Collateral as necessary to permit sales (up to the amount currently owed to One Valley Bank, Inc.) of such Collateral to bona fide purchasers, where the proceeds of such sales are paid to One Valley Bank, Inc. or to Lender.

            2.9.2 Upon Liquidation. If, during the term of this Loan Agreement, Borrower shall propose to liquidate any portion of the Collateral, and provided that all of the proceeds of such liquidation are used towards repayment of the existing indebtedness of Borrower to One Valley Bank, Inc., Lender shall release such portion of the Collateral to be so liquidated, with the cash proceeds thereof to be repaid to One Valley Bank Inc. Lender shall also release any such portion of the Collateral to be so liquidated, if the cash proceeds thereof are to be repaid to Lender.

SECTION 3.  SECURITY

      3.1   Collateral Generally.

            3.1.1 Security Interest in All Assets. As security for the prompt payment, performance and discharge of all of the Indebtedness and the Obligations, Borrower hereby grants to Lender a security interest in and lien on All Assets of Borrower now owned or hereafter acquired, whether or not earned by performance, all books and records pertaining thereto (including without limitation all manual and computer records, runs, printouts, disks, software and other computer-prepared information of every kind), including all policies of insurance thereon and all insurance proceeds in connection therewith, together with all cash and non-cash proceeds and products thereof, and a mortgage on Borrower's leasehold interest in the Premises (pursuant to the Mortgage) (the foregoing, collectively the "Collateral").

            3.1.2 Financing Statements and Other Documents. Borrower agrees to execute and deliver to Lender any and all Financing Statements and other documents and instruments reasonably requested by Lender to perfect or keep perfected any security interest created under this Loan Agreement or under any Loan Document under the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral, and any such additional security agreements, financing statements, continuation statements or termination statements and other security instruments creating a lien upon All Assets of Borrower as Lender may reasonably require in connection with the security interests created by this Loan Agreement. Borrower hereby appoints Lender as Borrower's attorney-in-fact to execute and file in Borrower's name all documents and instruments which Lender may deem necessary or appropriate to perfect and continue perfected the security interest in the Collateral created by this Loan Agreement including the Borrower Mortgage.

            3.1.3 Mortgage. Borrower agrees to execute and convey and deliver to Lender a mortgage on Borrower's leasehold interest in the Premises (i.e., the Mortgage). The Mortgage shall be a continuing lien on Borrower's leasehold interest in the Premises, free and clear of all prior liens except for Permitted Liens and title exceptions approved in writing by Lender, and shall be insured at Borrower's expense by Lawyer's Title Insurance Company or another title insurance company satisfactory to Lender.

            3.1.4 Maintenance of Collateral. If Borrower fails to do so, Lender may, at its option, pay and discharge taxes, liens, security interests and other encumbrances pertaining to the Collateral (except Permitted Liens), and may pay for the maintenance and preservation of the Collateral to prevent a material deterioration from its present condition and for insurance thereon in order to keep the Collateral in salable condition. Borrower agrees to reimburse Lender, within three Business Days after notice thereof from Lender to Borrower, for any payment so made.

      3.2 Security Agreement. Borrower and Lender hereby acknowledge and agree that the provisions of this Loan Agreement are intended to constitute a security agreement under the Uniform Commercial Code as enacted in each jurisdiction in which Collateral is located.

SECTION 4.  CONDITIONS PRECEDENT

      The performance by Lender of its obligations hereunder are subject to the following conditions precedent:

      4.1 Initial Advance. Borrower shall deliver or cause to be delivered to Lender (except as otherwise indicated herein), in form and substance satisfactory to Lender and its counsel, in addition to this Loan Agreement, the following documents and instruments and the following conditions shall have been satisfied:

            4.1.1 The Note and the Mortgage, duly executed by Borrower;

            4.1.2 The Guaranty, the Security Agreement, the
Pledge, and the Mortgage each duly executed by Partnership;

            4.1.3 The execution and delivery by Borrower and Partnership of the Cooperation Agreement;

            4.1.4 Receipt of a Certified Written Lien Search from the Secretary of State of the State of West Virginia, the cost of which is borne by Borrower, evidencing that the UCC-1 Financing Statements executed and delivered in accordance with this Loan Agreement will evidence a security interest in and lien on the Collateral superior in right of preference to all other encumbrances of any nature other than Permitted Liens in favor of One Valley Bank, Inc.;

            4.1.5 Such Financing Statements and other evidence of Lender's security interest in the Collateral as may be reasonably requested by Lender;

            4.1.6 The opinion of Borrower's and the Partnership's counsel in form and substance satisfactory to Lender, related to the authority of Obligors to enter into and perform the Loan Documents, the valid, binding and enforceable nature of the Loan Documents as to Obligors, the non- contravention of the Loan Documents with other agreements of the Obligors, and the receipt of all necessary consents and approvals by Obligors in connection with the execution, delivery and performance of the Loan Documents;

            4.1.7 A corporate and partnership status search of Borrower and Partnership performed by a company designated by Lender, evidencing that Borrower and Partnership are each in good standing in their state of incorporation or partnership and qualified to do business in each jurisdiction in which such qualification is required;

            4.1.8 Incumbency Certificate of the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party;

            4.1.9 Such landlord's or other waivers as Lender shall reasonably require; and

            4.1.10Such additional documents or instruments as may be required by this Loan Agreement or as Lender may reasonably require.

      4.2 All Advances After the Closing Date. On each Funding Date after the Closing Date: (a) Lender shall have timely received a Funding Request as required by Section 2.3 hereof; (b) the representations and warranties set forth in Section 5 hereof shall be true and correct on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically and exclusively relate to an earlier date; (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing hereunder or under any other Loan Document; (d) no Material Adverse Change shall have occurred after the date hereof; and (e) Borrower and the Partnership shall be in compliance with all of the terms and conditions hereof, of the Note, and of all other Loan Documents to which it is a party, in each case on and as of the date of the performance of such obligations by Lender. Each Advance shall be deemed to constitute a representation and warranty by Borrower on the respective Funding Dates as to the matters specified in this
Section 4.2.


SECTION 5.  REPRESENTATIONS AND WARRANTIES.

            5.1 Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

            5.1.1 Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia; Borrower has the power and authority to own and operate its properties and to carry on its business where and as conducted and as contemplated; Borrower is duly qualified as a foreign corporation to do business in, and is in good standing in, every jurisdiction where the nature of Borrower's business requires such qualification.

            5.1.2 Power and Authority. The making, execution, delivery, issuance and performance by Borrower of this Loan Agreement, the Note and the other Loan Documents to which it is a party, have been duly authorized by all necessary corporate action and will not violate any provision of law or regulation or of the Articles of Incorporation or Bylaws of Borrower; and will not violate any agreement, trust or other indenture or instrument to which Borrower is a party or by which Borrower or any of its property is bound.

            5.1.3 Priority of Liens; Location and Condition of Collateral. With the exception of Permitted Liens, Borrower owns the Collateral free and clear of all liens, encumbrances, security interests or other rights of third parties, excepting only the rights and interests granted Lender herein and in the Loan Documents, and upon perfection of Lender's security interest in the Collateral, Lender will have a security interest in and lien on the Collateral superior in right of preference to all other liens other than those Permitted Liens in favor of One Valley Bank, Inc. Borrower's principal executive office and any name other than its corporate name under which it does business is set forth on
Schedule 5.1.3 hereto.



            5.1.4 Financial Condition. The Financial Statements of Borrower set forth on Schedule 5.1.4 hereto are true, complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition of Borrower as of said dates and the results of Borrower's operations for the periods then ended. Borrower has filed all federal, state and local tax returns required to be filed by it with any taxing authority.

            5.1.5 No  Litigation,  Employee  Relations.  Except  as set forth on
Schedule 5.1.5 attached hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its assets, and Borrower is not in default in the performance of any agreement to which Borrower is a party or by which Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which could have a Material Adverse Effect on Borrower. Except as set forth on
Schedule 5.1.5 attached hereto, Borrower has not violated any material provision of any union contracts or any law, rule or regulation pertaining to its employees.

            5.1.6 Compliance. Borrower has all authorizations, consents, approvals, licenses, and exceptions from, and has made all registrations and filings with, and all reports to, all Federal, state and local governmental bodies and agencies (collectively referred to as "Governmental Approvals") necessary for the conduct of Borrower and the Business, and the conduct of Borrower's business is not and has not been in violation of any such Governmental Approvals or any applicable federal, state or local law, rule or regulation, including ERISA, the failure of which to obtain or to comply with would, in any such case, have a Material Adverse Effect on Borrower. Borrower does not require any Governmental Approvals to enter into, or perform under, this Loan Agreement, the Note or any other Loan Document, except approvals which have been obtained by Borrower and evidence of which has been delivered to Lender. There are no actions or investigations pending or threatened against or affecting Borrower before any governmental authority, or which could result in a Material Adverse Change in Borrower's business, prospects or the ability of Borrower to conduct its business in a manner consistent with past operations and financial results.

            5.1.7 Taxes. Borrower has paid all taxes, governmental charges and assessments levied against Borrower or any of its assets for the periods ending December 31, 1994 and all local, state and federal withholding taxes due and payable through the date of this Loan Agreement.


            5.1.8 Environmental. Borrower has in the conduct of its business, and the ownership and use of all real property, complied, in all material respects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage, transportation or disposal of hazardous waste or toxic materials, including but not limited to CERCLA.

            5.1.9 Certain  Licenses.  Borrower and if required by applicable law each of its officers, directors and shareholders, has each and every license, permit or approval of any regulatory or other government entity necessary or desirable to conduct the Business as it is currently conducted or as contemplated to be conducted (the "Licenses"). Neither Borrower nor any such officer, director or shareholder has received notice of any restriction or limitations on any of such licenses, or any warnings in connection with such Licenses, and to Borrower's knowledge no such notices, warnings, restrictions or limitations have been threatened or are pending. Borrower and each of its officers, directors and shareholders, is in full compliance with all requirements of each such License.

            5.1.10Other Contractual Obligations. The execution, delivery and performance by Borrower of its obligations under the Loan Documents does not violate any other contractual obligations of Borrower.

      5.2 Accuracy of Representations; No Default. The information set forth herein and on each of the Schedules hereto, in the Note and the other Loan Documents and each document delivered to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information as requested or required thereby. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default or Unmatured Event of Default hereunder, under the Note or the other Loan Documents, has occurred.

SECTION 6.  AFFIRMATIVE COVENANTS

            6.1 Borrower's Covenants. As long as any portion of the Indebtedness remains outstanding and unpaid or Lender has any ability to extend Advances hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Lender, Borrower will:




            6.1.1 Financial Statements and Other Reports. Furnish not later than ninety days after the close of each Fiscal Year, and quarterly to the Lender within twenty days after the close of each fiscal quarter, but in each case immediately upon and subject to receipt from its accountants (or its internal preparation if no outside accountants are providing such information), and only to the extent available to or prepared by or for Borrower, a statement of income and expenses together with a balance sheet and source and use of funds statement and notes pertaining thereto, and any other information readily available to Borrower and reasonably requested by the Lender. The annual financial statements shall be reviewed or audited with respect to the year ended December 31, 1995 by an accounting firm acceptable to Lender. Concurrently with such annual financial statements, Borrower shall furnish to Lender a written statement by such accountant, and with each quarterly financial statement a written statement signed by the President of Borrower, stating that the signatory thereto has no reason to believe that Borrower has committed or there exists an Event of Default or Unmatured Event of Default hereunder or under any other Loan Document. All financial statements shall set forth in reasonable detail the results of operations and financial condition of Borrower certified as true and correct by Borrower and the Partnership and shall be in a form satisfactory to Lender. Borrower shall also furnish Lender, as soon as available, a signed copy of Borrower's federal income tax return;

            6.1.2 Additional Financial Data. With reasonable promptness furnish to Lender information related to daily handle and other customary racing and wagering reports produced by or for Borrower, and such additional information and data concerning the business and financial condition of Borrower as may be reasonably requested by Lender; upon reasonable prior notice afford Lender or its agents reasonable access to the financial books and records, computer records and properties of Borrower at all reasonable times and permit Lender or its agents to make copies and abstracts of same and to remove such copies and abstracts from Borrower's premises and permit Lender or its agents the right to converse directly with the independent accounting firm then engaged by Borrower to prepare its audited Financial Statements;

            6.1.3 Taxes. Borrower shall pay timely when due all local, state and federal withholding taxes and, if necessary to prevent a Material Adverse Effect, cause the prompt payment and discharge of all taxes, governmental charges and assessments levied and assessed or imposed upon Borrower or any of its assets except as may be contested in good faith with adequate reserves having been set aside therefor;


            6.1.4 Existence; Compliance with Laws. Maintain the existence of Borrower and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to Borrower or the conduct of Borrower's business, including but not limited to ERISA and CERCLA; and maintain such necessary licenses and permits (including the Licenses and Governmental Approval) required for the conduct of Borrower's business and otherwise comply in all respects with any requirements or conditions of such Licenses and Governmental Approvals, and any other licenses and permits necessary or desirable to Borrower or the conduct of the Business;

            6.1.5 Insurance. Maintain in full force and effect: (i) casualty and other insurance on Borrower and its assets, in amounts usual and customary in Borrower's business and to contain, as appropriate, Lender loss payee and breach of warranty clauses and thirty day notice of cancellation or material change endorsements in favor of Lender;

            6.1.6 Litigation. Promptly defend all actions, proceedings or claims which could have a Material Adverse Effect on Borrower or Borrower's business (provided however, a claim the result of which would be a lien on the assets of Borrower inferior in right of preference to Lender's lien on Borrower's assets, and which otherwise would not cause a Material Adverse Effect, shall not be deemed to have a Material Adverse Effect), and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim, or any claim if the same is in excess of $50,000 for any single action, proceeding or claim and $100,000 (other than claims covered by insurance in the ordinary course of business and booked on Borrower's balance sheet) in the aggregate, or would have a Material Adverse Effect if adversely determined;

            6.1.7 Additional Security Documents. Provide Lender at any time or from time to time on request with such mortgages, assignments, certificates of title or Financing Statements and such additional instruments or documents as Lender may, in Lender's sole discretion, deem necessary in order to perfect, protect and maintain the security interest in the Collateral granted to Lender pursuant to the terms hereof;

            6.1.8 Notice of Events. Promptly give written notice to Lender of the occurrence or imminent occurrence of any event which causes or would cause any representation or warranty made in Section 5 hereof to be untrue in any material respect at any time or which would cause Borrower to be in default hereunder, under the Note or any other Loan Document for any other reason, or the occurrence of an Event of Default or Unmatured Event of Default, or of any material casualty to any of the Collateral or other property of Borrower; and within ten (10) days thereafter, notify Lender in writing of the occurrence of any default or event of default under any other obligation to repay borrowed money;

            6.1.9 Principal Executive Office.  Promptly notify
Lender of a change in Borrower's Fiscal Year; and, notify Lender at least sixty days prior to a change of Borrower's principal executive office or in the location of any Collateral;

            6.1.10Use of Advances. Use each Advance only for the specific purposes and in the particular amounts set forth in the Funding Request as to each such Advance, and to permit Lender or its representatives from time to time as Lender may request with access to the properties, books, records, personnel and agents or Borrower to audit and confirm such use of the Advances;

            6.1.11Compliance with Laws, Agreements. Comply in all material respects with (A) all laws, rules and regulations to which Borrower, its property or the Business is subject, and (B) all material agreements (including, but not limited to, collective bargaining agreements with all labor unions) to which Borrower is or may become a party or by which Borrower, its property or the Business may be bound, if the failure to be in compliance with such agreements could have a Material Adverse Effect;

            6.1.12Performance of Obligations. Perform, pay and discharge, as and when due, all of Borrower's obligations (both monetary and non-monetary) (A) under the Loan Documents; and (B) under any agreement that encumbers any part of the Premises or the Collateral if (as to B) the failure to so do could result in a Material Adverse Effect;

            6.1.13Material  Adverse Changes.  Immediately  notify Lender of: (i)
the  occurrence  or likely  occurrence of any event which causes or could cause:
(A) any Material Adverse Effect; (B) any representation or warranty made by Borrower hereunder to be untrue, incomplete or misleading in any material respect; or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder; (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower or related to the Business and that does, or could, have a Material Adverse Effect, or that relates in any manner to the Premises or any License or Government Approval; (iii) any material casualty to any property of Borrower, whether or not insured; and (iv) any change of Borrower's shareholders, directors or officers;

            6.1.14Business.  Maintain the general character of
Borrower's business in which it is currently engaged;
      6.2 Indemnification. Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending any such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note, or the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Loan Agreement, or the other Loan Documents and any transaction contemplated herein or therein. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS AND THE TERMINATION OR SATISFACTION OF THIS LOAN AGREEMENT.

            6.2.1 Lender shall promptly give Borrower written notice of all suits or actions instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the expense of Borrower, to participate in or, at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses. The right of Lender to indemnification under this Loan Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

            6.2.2 If any suit, action, or other proceeding is brought by Lender against Borrower for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.


                                                                      DS1-303749
                                      1

SECTION 7.  NEGATIVE COVENANTS

      As long as any portion of the Indebtedness shall remain outstanding and unpaid, or Lender has any obligation or ability to make Advances to Borrower hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Lender, which consent may be withheld in the sole discretion of Lender, Borrower will not:

      7.1 Debt, Liens and Encumbrances. Create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the Collateral, or any of its other properties or assets, whether now owned or hereafter acquired, except: (i) security interests with respect to money borrowed from Lender; and (ii) Permitted Liens; and (iii) as otherwise approved in writing by Lender, such approval not to be unreasonably withheld;

      7.2 Transfer of Collateral. Except for Permitted Liens, sales of assets in the ordinary course of business or for deterioration or obsolescence, sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or lien in, or otherwise dispose of the Collateral or its other assets;

      7.3 Combination, Merger. Enter into proceedings in total or partial liquidation; merge, combine or consolidate with or into any other Person, or, acquire all or substantially all of the assets or securities of any other Person; or take any action or omit to take any action the result or which could have a Materially Adverse Effect;

      7.4 Management. Change Borrower's corporate structure, including but not limited to, a change in the principal stockholders, or their respective interest in, Borrower or the Directors or Executive Officers of Borrower;

      7.5 Transactions with Affiliates. Enter into any transaction or transactions with any Affiliate for less than full value or on terms or conditions less favorable than could be obtained in an arm's length transaction with a third party;

      7.6 Environmental Matters. Use, generate, treat, transport, store, dispose of, or otherwise introduce fuel or any other hazardous substances, pollutants, contaminants, hazardous waste, residual waste or solid waste into or on any real property owned, leased or occupied by Borrower, or cause, suffer, allow, or permit anyone else to do so, in violation of any applicable statute, law, ordinance rule or regulation;


      7.7 Licenses and Government Approvals. Fail to maintain in full force and effect or fail to be in compliance with (or permit its officers, directors or shareholders to fail to maintain or fail to be in compliance with) all requirements of Licenses and Governmental Approvals, or any other permit or license necessary or desirable in connection with Borrower or the Business;

      7.8 Ordinary Course. Alter or amend any material provision of a terminate or permit termination of any agreement integral or necessary to the Business, or in any manner conduct the Business other than in the ordinary course;

      7.9   Restricted Payments.  Make any Restricted Payments; and

      7.10 Non-Assignability of Loan Agreement. Assign this Loan Agreement or any other Loan Document or any interest herein or therein.


SECTION 8.  DEFAULT

      8.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Note and under each of the other Loan Documents, provided however, that nothing contained in this Section 8 shall be deemed to enlarge or extend any grace period provided for in the Note or any other Loan Document:

            8.1.1 Failure by Borrower to pay the Indebtedness or any portion thereof as the same becomes due, or if any Advance is not applied specifically in the manner and in the amount(s) as stated in the relevant Funding Request;

            8.1.2 Failure by Borrower to observe or perform any agreement, condition, undertaking or covenant in: (i) this Loan Agreement or any other Loan Document, or in any other agreement between Borrower and Lender; or (ii) any other material agree ment, lease, mortgage, note or other obligation to which Borrower is a party or by which Borrower or any of its assets is or may be bound, where the failure to be in compliance could have a Material Adverse Effect;

            8.1.3 Any representation or warranty of the Borrower made, or deemed made, in this Loan Agreement or any other Loan Document or any statement or information in any report, certificate, financial statement or other instrument furnished by Borrower in connection with making this Loan Agreement, the establishment of the Line hereunder or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;
            8.1.4 Borrower shall file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Borrower's creditors or by reason of Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

            8.1.5 Borrower shall cease to conduct its Business substantially as it is now conducted; or Borrower shall change the nature of its Business;

            8.1.6 Entry of a final judgment or judgments against Borrower by a court of law in an amount exceeding $50,000 or an aggregate of $150,000 outstanding at any one time, enforcement of which judgment or judgments has not been stayed or satisfied within thirty days after entry, except where the result of such judgement does not cause a Material Adverse Effect (it being understood that the creation of a lien inferior in right of preference to Lender's lien in All Assets of Borrower and which does not otherwise cause a Material Adverse Effect, shall not be deemed to cause a Material Adverse Effect);

            8.1.7 Except for Permitted Liens or Liens in favor of Lender or liens otherwise consented to in writing by Lender, imposition of any Lien or series of Liens against Borrower or any of the Collateral whether by operation of law or by consent which is not removed within thirty days, except where the result of such lien does not cause a Material Adverse Effect (it being understood that the creation of a lien inferior in right of preference to Lender's lien in All Assets of Borrower and which does not otherwise cause a Material Adverse Effect, shall not be deemed to cause a Material Adverse Effect);

            8.1.8 Loss or partial invalidity of Borrower's corporate or Partnership's partnership existence; or

            8.1.9 The occurrence of any breach of or default under this Loan Agreement or the Guaranty, the Security Agreement, the Pledge, the Mortgage, or any other Loan Document or any other instrument or document entered into in connection with the foregoing.

      8.2   Remedies on Default.

            8.2.1 Upon the occurrence and continuation of any Event of Default:

                  8.2.1.Lender may at its election forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to Lender at law or in equity or under this Loan Agreement, the Note, the Mortgages and any of the other Loan Documents or any other agreement by, between or among Borrower and Lender in accordance with the respective provisions thereof.

                  8.2.1.Lender shall have all the rights of a secured creditor under the Uniform Commercial Code as enacted in West Virginia and any other jurisdiction in which any Collateral is located, and as a Mortgagee under the laws of West Virginia.

                  8.2.1.Borrower will pay, as part of the Indebtedness and obligations hereby secured, Lender's administrative fees and all other amounts (including but not limited to Lender's reasonable attorneys' and other professional fees) paid by Lender: (i) for taxes, levies, and insurance on, or maintenance of, such Collateral; and (ii) in taking possession of, disposing of, or preserving such Collateral, with interest on all of same at the Line Interest Rate plus 3% from and after demand for the payment thereof until paid.

            8.2.2 Borrower hereby designates and appoints

Lender and its designees or agents as attorney-in-fact of Borrower upon the occurrence and continuation of an Event of Default, irrevocably and with power of substitution, with authority to sign Borrower's name on any Financing Statements relating to the Collateral; to endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into Lender's possession, to sign the name of Borrower on any invoices, documents, drafts against and notices to account debtors of Borrower, assignments and request for verification of accounts; to execute proofs of claim and loss; to execute any endorsements, assignments or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to do all other acts and things necessary and advisable in the sole discretion of Lender to carry out and enforce this Loan Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Indebtedness shall remain unpaid or Lender has any obligations or ability to make Advances hereunder.

      8.3 Application of Proceeds. Any cash proceeds of sale, lease or other disposition of the Collateral upon an Event of Default shall be applied in the following order:

            8.3.1 To Lender's Costs;

            8.3.2 To the payment of interest due pursuant to the Loan Documents;

            8.3.3 To the payment of principal due pursuant to the Loan Documents;

            8.3.4 Any surplus then remaining to Borrower or whomever may be lawfully entitled thereto.

      8.4 Set-Off Rights Upon Default. Upon and during the continuance of any Event of Default, Lender, in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to Borrower (to the extent permitted by law) (any such notice being expressly waived by Borrower), to set off, to exercise any lender's lien or any right of attachment or garnishment and apply any and all monies at any time held by Lender and other indebtedness at any time owing by Lender to or for the account of Borrower against any and all Indebtedness or other obligations of Borrower now or hereafter existing under this Loan Agreement, the Note or any other Loan Document, regardless of whether Lender shall have made any demand hereunder or thereunder.

      8.5 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein, in the Note and in the other Loan
Documents or otherwise available to Lender at law or in equity and any warrants of attorney herein or therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.


SECTION 9.  MISCELLANEOUS

      9.1  Integration.  This  Loan  Agreement,  the  Note  and the  other  Loan
Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of this Loan Agreement shall control over the provisions of any other Loan Document. This Loan Agreement, the Note and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

      9.2 Modification. Modifications or amendments of or to the provisions of this Loan Agreement, the Note or any other Loan Document to which Borrower is a party shall be effective only if set forth in a written instrument signed by Lender and Borrower.

      9.3 Notices. Any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, or by overnight delivery service or by telecopier, or two days after mailing if mailed, first class mail, postage prepaid, return receipt requested as follows:

            If to Borrower:

            D. Keith Wagner, President
            Charles Town Races, Inc.
            U.S. Route 340
            Charles Town Racetrack
            Charles Town, West Virginia  25414
            Telecopier:304-725-6979

            With a copy to:

            Michael B. Keller, Esquire
            Bowles Rice McDavid Graff & Love
            105 West Burke Street
            Martinsburg, West Virginia  25401
            Telecopier:  304-267-3822

            If to Lender:

            Peter M. Carlino, Chairman
            Penn National Gaming of West Virginia, Inc.
            c/o Penn National Gaming, Inc.
            Wyomissing Professional Center
            825 Berkshire Boulevard, Suite 203
            Wyomissing, PA  19610
            Telecopier:  610-376-2842

            With a copy to:

            Robert P. Krauss, Esquire
            Mesirov Gelman Jaffe Cramer & Jamieson
            1735 Market Street
            Philadelphia, Pennsylvania  19103-7598
            Telecopier:  (215) 994-1111

      9.4 Survival. The terms of this Loan Agreement and all agreements, representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Note and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid or Lender shall have any obligation or ability to make Advances hereunder; provided, however, that the covenants set forth in Sections 6.2, 9.7 and 9.8 hereof shall survive the payment of the Indebtedness and the termination or settlement of this Loan Agreement. Borrower hereby acknowledge that Lender has relied upon the foregoing in making available the Line.

      9.5 Closing. Closing hereunder shall occur on May , 1996 at the offices of Borrower, or at such other time and place as the parties hereto may determine.

      9.6 Successors and Assigns; Governing Law. This Loan Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that Borrower shall not assign this Loan Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender (which consent may be withheld in the sole discretion of Lender), and Lender may assign all or any part of its rights or duties hereunder without the consent of Borrower. This Agreement shall be construed and enforced in accordance with the internal laws of the State of West Virginia for contracts made and to be performed in West Virginia.


                                                                      DS1-303749
                                      2

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      9.7 CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING  INVOLVING,
DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS LOAN AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN JEFFERSON COUNTY, WEST VIRGINIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH PARTY HERETO AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON HIM BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH HEREIN.

      9.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS LOAN AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LINE AVAILABLE TO BORROWER.

      9.9 Public Announcement. Lender may, at its option, announce and publicize the existence of this Loan Agreement and the extension of credit by Lender to Borrower pursuant to the terms and conditions hereof, in such media as Lender may, in its sole discretion, from time to time determine.

      9.10 Relationship of Parties. The relationship of Lender and Borrower will at all times be that of creditor and obligor. Nothing herein shall be deemed or construed to confer upon the parties any other relationship including, but not limited to, any relationship of a partnership or joint venture.

      9.11 Participation and Information. Lender may in its sole discretion enter into participation arrangements with respect to this Loan Agreement and loans made hereunder and may provide all information in its possession relating to Borrower or this Loan Agreement: (i) to any current or prospective participating lender; (ii) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors; (iii) upon the request or demand of any governmental authority; (iv) in response to any order of court or as may be otherwise be required pursuant to any requirement of applicable law; (v) which has been publicly disclosed other than in breach of this Loan Agreement; or (vi) in connection with the exercise of any remedy or other enforcement of the rights of Lender hereunder or under any of the Loan Documents.

      9.12 No Third Party Beneficiary. This Loan Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.


      IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                              Borrower:

                            CHARLES TOWN RACES, INC.


                             BY: /s/ D. Keith Wagner
                                    D. Keith Wagner, President

                              Lender:


                              PNGI CHARLES TOWN GAMING LIMITED
                              LIABILITY COMPANY, by Penn National
                              Gaming of West Virginia, Inc., its
                                 Managing Member


                              By:  /s/ William Bork  6/4/96
                                 William Bork, President


                                                                      DS1-303749
                                      3

                                  Schedule 2.3

                             Form of Funding Request

                                       By

                            Charles Town Races, Inc.



                              _____________, 1996



Peter M. Carlino
PNGI Charles Town Gaming Limited Liability Company
c/o Penn National Gaming, Inc.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 203
Wyomissing, PA  19610

      This Funding  Request  ("Request") is provided to PNGI Charles Town Gaming
Limited Liability Company ("Lender") to evidence the desire of the above Borrower to borrow funds under the Loan and Security Agreement, dated as of May , 1996 by and between Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

      Please transfer the amount of $___________ (the "Advance") to [account] on
(date) (the "Funding Date").

      The Advance shall be used only for the specific purposes and in the particular amounts as set forth on Exhibit A to this Funding Request.

      The Borrower hereby certifies that no Event of Default or Unmatured Event of Default under the Loan Agreement or any other Loan Document has occurred or is continuing.

                                    CHARLES TOWN RACES, INC.

                                    By:   __________________________
                                          D. Keith Wagner, President




                                                                      DS1-303749
                                      1

                                 Schedule 5.1.3

            Borrower's Principal Executive Offices and Trade Names


                                                                      DS1-303749
                                      2

                                 Schedule 5.1.4

                              Financial Statements

                                                                      DS1-303749
                                      3

                                 Schedule 5.1.5

                                   Litigation


                                                                      DS1-303749
                                      4

                                                                      DS1-303749
                                      5